Exhibit 24

                             POWER OF ATTORNEY





          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of OLIN CORPORATION, a Virginia corporation (the "Corporation"), which needs to file from time to time with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-8 with respect to the registration under said Act of shares of Common Stock and/or deferred compensation obligations of the Corporation to be issued, acquired or distributed under the Olin Corporation 1997 Stock Plan for Non-Employee Directors, as amended from time to time, hereby constitutes and appoints J.M. Jackson, Jr., J.M. Pierpont and A.W. Ruggiero, his or her true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign said Registration Statement and any and all future amendments thereto and to file said Registration Statement(s) and each such future amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.


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          IN WITNESS WHEREOF, the undersigned have set their hands and seals this 30th day of October, 1997.

         Signature                          Title


Donald W. Griffin                   Chairman of the Board, President and
---------------------------         Chief Executive Officer
Donald W. Griffin                   (Principal Executive Officer)


Anthony W. Ruggiero                 Senior Vice President and
---------------------------         Chief Financial Officer
Anthony W. Ruggiero                 (Principal Financial Officer)


Louis S. Massimo                    Vice President and Controller
---------------------------         (Principal Accounting Officer)
Louis S. Massimo


Richard E. Cavanagh                 Director
---------------------------
Richard E. Cavanagh


William W. Higgins                  Director
---------------------------
William W. Higgins


Robert Holland, Jr.                 Director

Suzanne D. Jaffe                    Director
---------------------------
Suzanne D. Jaffe

John W. Johnstone, Jr.              Director
---------------------------
John W. Johnstone, Jr.


Jack D. Kuehler                     Director
---------------------------
Jack D. Kuehler


H. William Lichtenberger            Director
---------------------------
H. William Lichtenberger


G. Jackson Ratcliffe, Jr.           Director
---------------------------
G. Jackson Ratcliffe, Jr.


John P. Schaefer                    Director
---------------------------
John P. Schaefer